Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan of Okta, Inc. of our report dated March 12, 2018, with respect to the consolidated financial statements of Okta, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2018, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Francisco, California

March 12, 2018